UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                            FORM 8K
                        CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21, 2000



               Commission File Number 0-30745

                   NEVER MISS A CALL, INC.
    ----------------------------------------------------
   (Exact name of registrant as specified in its charter)



        Nevada                                     88-0426807
 ---------------------------                   -----------------
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization               Identification No.)



    206-455 Granville Street
     Vancouver, B.C., Canada                       V6C 1T1
(Address of principal executive offices)          (Zip Code)
 -----------------------------------------------------------------
 Registrant's telephone number, including area code (604) 682-7744



                                None
     ---------------------------------------------------------
Former Name, Address and Fiscal Year, if Changed Since Last Report





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ITEM 5. 	OTHER EVENTS

On December 21, 2000, Registrant entered into a Plan of Reorganization and Merger Agreement (Merger Agreement) with NMC Acquisition Corp., a Florida corporation and wholly-owned subsidiary of Registrant (NMC), and Inter-Call-Net Teleservices, Inc., a Florida Corporation (ICN). Pursuant to the terms of the Merger Agreement, NMC is to merge with and into ICN (Surviving Corporation), which will be a wholly-owned subsidiary of the Registrant, the issued and outstanding securities of ICN will be canceled,. the Registrant will issue 1.25 shares of its common stock for every one share of ICN common stock issued and outstanding to the former shareholders of ICN, and formerly outstanding ICN warrants will become warrants to purchase shares of the Registrant's common stock on the same conversion basis. Assuming consummation of such transactions, pursuant to the Merger Agreement,the former shareholders of ICN would own approximately 64% of the then issued and outstanding shares of common stock of Registrant (including shares of Registrant's common stock underlying warrants).

The following table represents the shares of common stock currently held:

Existing Shareholders of Registrant 	             		1,700,000
Existing Shareholders of ICN              		        2,166,710
Existing ICN Warrants held by Shareholders of ICN		   271,000
Existing Shareholder of NMC                             1,000

The following table represents the shares of common stock which will be held post-merger in accordance with the Merger Agreement:

Shareholders of Registrant 			                      1,700,000
Former Shareholders of ICN              		          2,708,387
Assuming exercise of all of Registrant's
  Warrants held by former Shareholders of ICN	        338,750
Shareholder of Surviving Corporation                    1,000


Among the conditions to closing are the following requirements:

ICN will obtain the written approval of a majority of its shareholders and each party to the Merger Agreement will complete all documents and take all actions necessary to effect the closing pursuant to the terms thereof, a copy of which is attached hereto as Exhibit 2.1.


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

In the event of the consummation of the transactions described above, Registrant's current officers and directors will resign and the current officers and directors of ICN will become the officers and directors of Registrant and the Surviving Corporation.

Following the assumed closing of such transactions, the Registrant plans to continue the operations of ICN as the Surviving Corporation which currently provides telephone-based end planned interactive Internet customer and marketing support services on an outsourced basis to various business and relocate its executive offices to ICN's facilities, located in Fort Lauderdale, Florida.

If the transactions described above are consummated, while the Registrant will be the legal surviving entity, for accounting purposes, the merger between NMC and ICN will be treated as a purchase business acquisition of the Registrant by ICN (commonly called a reverse acquisition) and a recapitalization of ICN. ICN will be the acquirer for accounting and financial reporting purposes because the former stockholders of ICN will receive the larger portion of the common stockholder interests and voting rights in the combined enterprise when compared to the common stockholder interests and voting rights retained by the current stockholders of the Registrnt. As a result of this accounting treatment, ICN will be recapitalized for accounting and financial reporting purposes to reflect the authorized stock of the legal surviving entity.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable.

(b)  Not applicable.

(c)	Exhibits

Exhibit No.          Description                      Page No.
-----------          -----------                      --------
2.1                  Plan of Reorganization and         5
                     Merger Agreement

                            SIGNATURES
                            ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused his report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NEVER MISS A CALL, INC.
January 17, 2001                   By: /s/ Cal Woodruff, President


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